EXHIBIT 10.4

NationsBank, N.A.

                                 Promissory Note

Effective Date: February 12, 1999  [X] New  [_] Renewal - This note is a renewal of note #

                          Amount:  $2,100,000.00 Maturity Date:  August 12, 2004

Bank:                                     Borrower:

NationsBank, N.A.                         Commodore Holdings Limited, a Bermuda corporation
Banking Center: Commercial Growth         4000 Hollywood Boulevard, Suite 385-S
One Financial Plaza, 10th Floor           Hollywood, Florida 33021
Fort Lauderdale, Florida 33394

County:  Broward                          County:  Broward

(Street address including county)         (Name and street address, including county)

========================================  =================================================

FOR VALUE RECEIVED, the undersigned Borrower unconditionally (and jointly and severally, if more than one) promises to pay to the order of Bank, its successors and assigns, without setoff, at its offices indicated at the beginning of this Note, or at such other place as may be designated by Bank, the principal amount of Two Million One Hundred Thousand Dollars ($2,100,000), or so much thereof as may be advanced from time to time in immediately available funds, together with interest computed daily on the outstanding principal balance hereunder, at an annual interest rate, and in accordance with the payment schedule, indicated below.

[THIS NOTE CONTAINS SOME PROVISIONS PRECEDED BY BOXES. IF A BOX IS MARKED, THE PROVISION APPLIES TO THIS TRANSACTION; IF IT IS NOT MARKED, THE PROVISION DOES NOT APPLY TO THIS TRANSACTION.]

1.  RATE.

[X] INTEREST RATE. The Rate shall be the Eurodollar Rate, plus one and one-half percent (1.5%) per annum. The "Eurodollar Rate" is a fluctuating rate of interest equal to the one month rate of interest (rounded upwards, if necessary to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the one month London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) on the second preceding business day, as adjusted from time to time in Bank's sole discretion for then-applicable reserve requirements, deposit insurance assessment rates and other regulatory costs. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean the fluctuating rate of interest equal to the one month rate of interest (rounded upwards, if necessary to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the one month London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) on the second preceding business day, as adjusted from time to time in Bank's sole discretion for then-applicable reserve requirements, deposit insurance assessment rates and other regulatory costs; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

[_] PRIME RATE. The Rate shall be the Prime Rate, plus ______________________ percent, per annum. The "Prime Rate" is the fluctuating rate of interest established by Bank from time to time, at its discretion, whether or not such rate shall be otherwise published. The Prime Rate is established by Bank as an index and may or may not at any time be the best or lowest rate charged by Bank on any loan.

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NationsBank, N.A.

[_] FIXED RATE. The Rate shall be fixed at _______________________ percent per annum.

Notwithstanding any provision of this Note, Bank does not intend to charge and Borrower shall not be required to pay any amount of interest or other charges in excess of the maximum permitted by the applicable law of the State of Florida; if any higher rate ceiling is lawful, then that higher rate ceiling shall apply. Any payment in excess of such maximum shall be refunded to Borrower or credited against principal, at the option of Bank.

2. ACCRUAL METHOD. Unless otherwise indicated, interest at the Rate set forth above will be calculated by the 365/360 day method (a daily amount of interest is computed for a hypothetical year of 360 days; that amount is multiplied by the actual number of days for which any principal is outstanding hereunder). If interest is not to be computed using this method, the method shall be __________

3. RATE CHANGE DATE. Any Rate based on a fluctuating index or base rate will change, unless otherwise provided, each time and as of the date that the index or base rate changes. If the Rate is to change on any other date or at any other interval, the change shall be: _____________

In the event any index is discontinued, Bank shall substitute an index determined by Bank to be comparable, in its sole discretion.

4. PAYMENT SCHEDULE. All payments received hereunder shall be applied first to the payment of any expense or charges payable hereunder or under any other loan documents executed in connection with this Note, then to interest due and payable, with the balance applied to principal, or in such other order as Bank shall determine at its option.

[_] PRINCIPAL PLUS ACCRUED INTEREST. Principal shall be paid in consecutive equal installments of $__________________, plus accrued interest, payable [_] monthly, [_] quarterly or [_] _________________, commencing on ________________,
19_______, and continuing on the [_] same day, [_] last day of each successive month, quarter or other period (as applicable) thereafter, with a final payment of all unpaid principal and accrued interest due on _____________________________, 19_______.

[_] FIXED PRINCIPAL AND INTEREST. Principal and interest shall be paid in consecutive equal installments of $___________________ , payable [_] monthly, [_] quarterly or [_] __________________, commencing on __________________,
19______, and continuing on the [_] same day, [_] last day of each successive month, quarter or other period (as applicable) thereafter, with a final payment of all unpaid principal and interest due thereon on ________________________________________, 19_____. If, on any payment date, accrued interest exceeds the installment amount set forth above, Borrower will also pay such excess as and when billed.

[_] SINGLE PRINCIPAL PAYMENT. Principal shall be paid in full in a single payment on ______________________________, 19_______. Interest thereon shall be paid [_] at maturity, or else [_] monthly, [_] quarterly or [_] ___________________________, commencing on ________________________________,
19________, and continuing on the [_] same day, [_] last day of each successive month, quarter or other period (as applicable) thereafter, with a final payment of all unpaid interest at the stated maturity of this Note.

[X] OTHER. Accrued and unpaid interest, together with the principal amounts set forth on EXHIBIT A attached hereto shall be due and payable March 12, 1999, and on the same day of each month thereafter. The outstanding principal balance, together with all accrued but unpaid interest, shall be due and payable August 12, 2004.

5.  REVOLVING FEATURE.


    [_] Borrower may borrow, repay and reborrow hereunder at any time, up to a maximum aggregate amount outstanding at any one time equal to the principal amount of this Note, provided that Borrower is not in default under any provision of this Note, any other documents executed in connection with this Note, or any other note or other loan documents now or hereafter executed in connection with any other obligation of Borrower to Bank, and provided that the borrowings hereunder do not exceed any borrowing base or other limitation on borrowings by Borrower. Bank shall incur no liability for its refusal to advance funds based upon its determination that any conditions of such further advances have not been met. Bank records of the amounts borrowed from time to time shall be conclusive proof thereof.


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NationsBank, N.A.

    [_] UNCOMMITTED FACILITY. Borrower acknowledges and agrees that, notwithstanding any provisions of this Note or any other documents executed in connection with this Note, Bank has no obligation to make any advance, and that all advances are at the sole discretion of Bank.

    [_] OUT-OF-DEBT PERIOD. For a period of at least
_____________________________ consecutive days during [_] each fiscal year, [_]
any consecutive 12-month period, Borrower shall fully pay down the balance of this Note, so that no amount of principal or interest and no other obligation under this Note remains outstanding.

6.     AUTOMATIC PAYMENT.

    [_] Borrower has elected to authorize Bank to effect payment of sums due under this Note by means of debiting Borrower's account number ______________________________________________. This authorization shall not affect the obligation of Borrower to pay such sums when due, without notice, if there are insufficient funds in such account to make such payment in full on the due date thereof, or if Bank fails to debit the account.

7. WAIVERS, CONSENTS AND COVENANTS. Borrower, any indorser or guarantor hereof, or any other party hereto (individually an "Obligor" and collectively "Obligors") and each of them jointly and severally: (a) waive presentment, demand, protest, notice of demand, notice of intent to accelerate, notice of acceleration of maturity, notice of protest, notice of nonpayment, notice of dishonor, and any other notice required to be given under the law to any Obligor in connection with the delivery, acceptance, performance, default or enforcement of this Note, any indorsement or guaranty of this Note, or any other documents executed in connection with this Note, including, without limitation, the Loan Agreement dated even date herewith (collectively, the "Loan Documents"); (b) consent to all delays, extensions, renewals or other modifications of this Note or the Loan Documents, or waivers of any term hereof or of the Loan Documents, or release or discharge by Bank of any of Obligors, or release, substitution or exchange of any security for the payment hereof, except that the Bank shall not, except as set forth in the Memorandum of Agreement Regarding Debt Service and Drawing Rights between Seawise Foundation, Inc. and NationsBank, N.A. dated on or about the date hereof, release the bank guarantee, letter of credit or similar instrument originally provided as a standby source of payment of the sums due under this Note (the "Letter of Credit") unless the Bank receives a comparable bank guarantee, letter of credit or similar instrument in replacement for the Letter of Credit prior to its expiration that is reasonably acceptable to the Bank, or, except as otherwise expressly provided in the Loan Documents, the failure to act on the part of Bank, or, except as otherwise expressly provided in the Loan Documents, any indulgence shown by Bank (without notice to or further assent from any of Obligors), and agree that no such action, failure to act or failure to exercise any right or remedy by Bank shall in any way affect or impair the obligations of any Obligors or be construed as a waiver by Bank of, or otherwise affect, any of Bank's rights under this Note, under any indorsement or guaranty of this Note or under any of the Loan Documents; and (c) agree to pay, on demand, all costs and expenses of collection or defense of this Note or of any indorsement or guaranty hereof and/or the enforcement or defense of Bank's rights with respect to, or the administration, supervision, preservation, or protection of, or realization upon, any property securing payment hereof, including, without limitation, reasonable attorney's and paralegal's fees, including fees related to any suit, mediation or arbitration proceeding, out of court payment agreement, trial, appeal, bankruptcy proceedings or other proceeding, in such amount as may be determined reasonable by any arbitrator or court, whichever is applicable.

8. INDEMNIFICATION. Obligors agree to promptly pay, indemnify and hold Bank harmless from all State and Federal taxes of any kind, except State and Federal taxes on the income of the Bank, and other liabilities with respect to or resulting from the execution and/or delivery of this Note or any advances made pursuant to this Note. If this Note has a revolving feature and is secured by a mortgage, Obligors expressly consent to the deduction of any applicable taxes from each taxable advance extended by Bank.

9. PREPAYMENTS. Except as contemplated by any interest rate swap or ISDA agreement, prepayments may be made in whole or in part at any time.

10. DELINQUENCY CHARGE. To the extent permitted by law, a delinquency charge may be imposed in an amount not to exceed four percent (4%) of any payment that is more than fifteen days late.

11. EVENTS OF DEFAULT. The following are events of default hereunder: (a) the failure to pay any obligation, liability or indebtedness under this Note or any Loan Documents, within three (3) days following the due date (without the requirement


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NationsBank, N.A.

for the giving of notice) (whether upon demand, at maturity or by acceleration);
(b) the failure of the Borrower to perform or observe any other agreement, covenant, term or condition contained in this Note or any of the Loan Documents, and such failure is not remedied within thirty (30) calendar days after written notice thereof shall have been received by the Borrower from the Bank (provided, however, there shall be no notice and right to cure a default with respect to Paragraphs 5(b), 5(c) and/or 5(d) of the Loan Agreement; (c) the commencement of a proceeding against any Obligor for dissolution or liquidation, the voluntary or involuntary termination or dissolution of any Obligor or the merger or consolidation of any Obligor with or into another entity; (d) the insolvency of, the business failure of, the appointment of a custodian, trustee, liquidator or receiver for or for any of the property of, the assignment for the benefit of creditors by, or the filing of a petition under bankruptcy, insolvency or debtor's relief law or the filing of a petition for any adjustment of indebtedness, composition or extension by or against any Obligor; (e) the determination by Bank that any representation or warranty made to Bank by any Obligor in any Loan Documents or otherwise was, when it was made, untrue or materially misleading in any material respect as determined by the Bank in the Bank's sole discretion, acting reasonably; (f) the failure of any Obligor to timely deliver financial statements as required by the Loan Agreement; (g) the entry of a judgment against any Obligor in excess of One Million Dollars ($1,000,000) in the aggregate which is not dismissed or bonded within thirty
(30) days; (h) the seizure or forfeiture of, or the issuance of any writ of possession, garnishment or attachment, or any turnover order for any property of any Obligor where the amount involved is in excess of One Million Dollars ($1,000,000) in the aggregate; (i) a decline in the Borrower's net worth in excess of One Million Dollars ($1,000,000) from that existing on the Borrower's September 30, 1998 audited financial statement furnished by the Borrower; or (j) the failure of Borrower's business to comply in any material respect with any law or regulation controlling its operation.

12. REMEDIES UPON DEFAULT. Whenever there is a default under this Note (a) the entire balance outstanding hereunder shall, at the option of Bank, become immediately due and payable and any obligation of Bank to permit further borrowing under this Note shall immediately cease and terminate, and/or (b) to the extent permitted by law, the Rate of interest on the unpaid principal shall be increased at Bank's discretion up to the maximum rate allowed by law, or if none, 25% per annum (the "Default Rate"). The provisions herein for a Default Rate shall not be deemed to extend the time for any payment hereunder or to constitute a "grace period" giving Obligors a right to cure any default. At Bank's option, any accrued and unpaid interest, fees or charges may, for purposes of computing and accruing interest on a daily basis after the due date of the Note or any installment thereof, be deemed to be a part of the principal balance, and interest shall accrue on a daily compounded basis after such date at the Default Rate provided in this Note until the entire outstanding balance of principal and interest is paid in full. Additionally, Bank shall have all rights and remedies available under each of the Loan Documents, as well as all rights and remedies available at law or in equity; provided, however, that Bank shall not, upon a default under this Note, exercise any common law or statutory right of set off against any property of the Borrower. Any judgment rendered on this Note shall bear interest at the highest rate of interest permitted pursuant to Chapter 687, Florida Statutes. Prior to proceeding against the Borrower hereunder following a monetary default under this Note, Bank agrees to utilize commercially reasonable efforts to present the "Letter of Credit" (as defined in the Loan Agreement) for payment; provided, however, the Bank shall not be required to institute any legal proceedings in connection therewith.

13. NON-WAIVER. The failure at any time of Bank to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of Bank shall be cumulative and may be pursued singly, successively or together, at the option of Bank. The acceptance by Bank of any partial payment shall not constitute a waiver of any default or of any of Bank's rights under this Note. No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by Bank unless the same shall be in writing, duly signed on behalf of Bank; each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Bank or the obligations of Obligors to Bank in any other respect at any other time.

14. APPLICABLE LAW, VENUE AND JURISDICTION. This Note and the rights and obligations of Borrower and Bank shall be governed by and interpreted in accordance with the law of the State of Florida. In any litigation in connection with or to enforce this Note or any indorsement or guaranty of this Note or any Loan Documents, Obligors, and each of them, irrevocably consent to and confer personal jurisdiction on the courts of the State of Florida or the United States located within the State of Florida and expressly waive any objections as to venue in any such courts. Nothing contained herein shall, however, prevent Bank from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available under applicable law. The interest rate charged on this Note is authorized by Chapter 655, Florida Statutes and Section 687.12, Florida Statutes.



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NationsBank, N.A.


15. PARTIAL INVALIDITY. The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of this Note or of the Loan Documents to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

16. BINDING EFFECT. This Note shall be binding upon and inure to the benefit of Borrower, Obligors and Bank and their respective successors, assigns, heirs and personal representatives, provided, however, that no obligations of Borrower or Obligors hereunder can be assigned without prior written consent of Bank.

17. CONTROLLING DOCUMENT. To the extent that this Note conflicts with or is in any way incompatible with any other document related specifically to the loan evidenced by this Note, this Note shall control over any other such document, and if this Note does not address an issue, then each other such document shall control to the extent that it deals most specifically with an issue.

18. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO RELATING SOLELY TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

    A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE CITY OF FORT LAUDERDALE, FLORIDA, AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

    B. RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED
TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

BORROWER REPRESENTS TO BANK THAT THE PROCEEDS OF THIS LOAN ARE TO BE USED PRIMARILY FOR BUSINESS, COMMERCIAL OR AGRICULTURAL PURPOSES. BORROWER ACKNOWLEDGES HAVING READ AND UNDERSTOOD, AND AGREES TO BE BOUND BY, ALL TERMS AND CONDITIONS OF THIS NOTE AND HEREBY EXECUTES THIS NOTE UNDER SEAL AS OF THE DATE HERE ABOVE WRITTEN.

NOTICE OF FINAL AGREEMENT. THIS WRITTEN PROMISSORY NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE


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NationsBank, N.A.

PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

If this Note is secured by a mortgage on real property, documentary stamp taxes have been paid and affixed to the mortgage.

EXECUTION DATE:  _____________________________________

                               BORROWER
                               COMMODORE HOLDINGS LIMITED, a Bermuda corporation

                               By: /s/ Alan Pritzker (SEAL)
                               -------------------------------------------------
                               Name: Alan Pritzker
                               -------------------------------------------------
                               Title: Chief Financial Officer
                               -------------------------------------------------


COMMONWEALTH OF THE BAHAMAS        )
                                   )  SS:
CITY OF NASSAU                     )

    I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the Commonwealth and the City aforesaid to take acknowledgments, the foregoing instrument was acknowledged before me by Alan Pritzker, the CFO of COMMODORE HOLDINGS LIMITED, a Bermuda corporation, freely and voluntarily under authority duly vested in him/her by said corporation and that the seal affixed thereto is the true corporate seal of said corporation. He/She is personally known to me or who has produced ______________________ as identification.

    WITNESS my hand and official seal in the Commonwealth and City last aforesaid this 12th day of February, 1999.

                               /s/ Cherise F.V. Cox
                               -------------------------------------------------
                               Notary Public, Commonwealth of the Bahamas

                               Cherise F.V. Cox
                               -------------------------------------------------
                               Typed, printed or stamped name of Notary Public

My Commission Expires: Dec. 31st 1999

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NationsBank, N.A.

                                                    EXHIBIT A TO PROMISSORY NOTE



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NationsBank, N.A.

                         AFFIDAVIT FOR EXECUTION OF NOTE
                          WITHOUT THE STATE OF FLORIDA

COMMONWEALTH OF THE BAHAMAS       )
                                  )  SS:
CITY OF NASSAU                    )

    BEFORE ME, the undersigned Notary Public, duly authorized in the Commonwealth and City aforesaid to administer oaths and take acknowledgments, personally appeared the undersigned, to me well known and to me known to be the persons described as witnesses to the foregoing Note and who witnessed the execution and delivery of the foregoing Note, and who, first being duly sworn by me did each depose, say and acknowledge before me that they were present at the time that the said Note was executed, that they saw the same executed and delivered by Alan Pritzker, and that the other subscribing witness was likewise present and witnessed the execution and delivery of the foregoing Note, to a representative of NationsBank, N.A. at the City of Nassau, Commonwealth of the Bahamas.

                                    /s/ Donica Hall
                                    --------------------------------------------
                                    Subscribing Witness

                                    Print Name: Donica Hall
                                    --------------------------------------------
                                    Address: 83 Shirley Street
                                    --------------------------------------------
                                             Sandringham House
                                    --------------------------------------------

                                    /s/ Nicole B. Saunders
                                    --------------------------------------------
                                    Subscribing Witness

                                    Print Name: Nicole B. Saunders
                                    --------------------------------------------
                                    Address: 83 Shirley Street
                                    --------------------------------------------
                                             Sandringham House
                                    --------------------------------------------

         SWORN TO AND SUBSCRIBED before me and acknowledged to me this 12th day of February, 1999.

                                     /s/ Cherise F.V. Cox (SEAL)
                                     -------------------------------------------
                                     Notary Public, Commonwealth of the Bahamas

                                     Printed Name: Cherise F.V. Cox
                                    --------------------------------------------
                                     Address: 83 Shirley Street
                                    --------------------------------------------
                                             Sandringham House
                                    --------------------------------------------

                                     My Commission Expires: Dec. 31st 1999
                                     My Commission No. is: N/A

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